Clark Hill LLP 555 Flower Street, 24th Floor Los Angeles, CA 90071 T (213) 891-9100 F (213) 488-1178

August 22, 2023
The Purchaser of Securities
Pursuant to the Securities Purchase Agreement
named therein and
H.C. Wainwright & Co., LLC
430 Park Avenue
New York, New York 10022
Re:    Securities Purchase Agreement, dated August 18, 2023; Pre-Funded Common Stock Purchase Warrant and Common Stock Purchase Warrant, each dated August 22, 2023, all by and between JanOne Inc., a Nevada corporation (the “Issuer”), and the Purchaser named therein (the “Purchaser”)
Ladies and Gentlemen:
We are rendering this letter as outside securities counsel to the Issuer in connection with the sale and issuance by the Issuer of: (i)(a) an aggregate of 418,000 shares (the “SPA Stock”) of common stock, $0.001 par value per share (the “Common Stock”), (b) an aggregate of 481,348 pre-funded warrants (the “Pre-funded Warrants”), each for the purchase of one share of the Issuer’s Common Stock (the “Pre-funded Warrant Shares”) in accordance with the terms and provisions of the Pre-Funded Common Stock Purchase Warrant (the “Pre-funded Warrant Agreement”), and (c) an aggregate of 899,348 unregistered Common Stock purchase warrants (the “Unregistered Warrants”), each for the purchase of one share of the Issuer’s Common Stock (the “Unregistered Warrant Shares”) in accordance with the terms and provisions of the Common Stock Purchase Warrant (the “Unregistered Warrant Agreement”); and (ii) an aggregate of 62,954 placement agent warrants (the “Placement Agent Warrants”), each for the purchase of one share of the Issuer’s Common Stock (the “Placement Agent Warrant Shares”) in accordance with the terms and provisions of the Placement Agent Common Stock Purchase Warrants (the “Placement Agent Warrant Agreements”). The shares of Common Stock and the Pre-funded Warrants and Unregistered Warrants were sold pursuant to the Securities Purchase Agreement, dated August 18, 2023 (the “SPA”), by and between the Issuer and the Purchaser and the exercise of the Pre-Funded Warrants will be pursuant to the Pre-funded Common Stock Purchase Warrant, dated August 22, 2023. The Placement Agent Warrants were issued pursuant to the Engagement Agreement, dated March 22, 2023, by and between the Issuer and H.C. Wainwright & Co., LLC (the “Wainwright Agreement”).
The shares of Common Stock and the Pre-funded Warrants were sold pursuant to the Registration Statement on Form S-3, Registration No. 333-251645, filed by the Issuer with the Securities and Exchange Commission (the “Commission”) and declared effective on December 29, 2020 (the “Registration Statement”). The prospectus included within the Registration Statement is hereinafter referred to as the “Base Prospectus.” The prospectus supplement, dated August 18, 2023, in the form filed with the Commission under Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), is hereinafter referred to as the “Prospectus Supplement.”
JanOne opinion for Wainwright closing August 2023.draft with private placement sections.2    clarkhill.com

The Purchaser of Securities
Pursuant to the Securities Purchase Agreement
and named therein and
H.C. Wainwright & Co., LLC
August 22, 2023

Capitalized terms not otherwise defined herein are defined as set forth in the either or both of the SPA and the Pre-funded Warrant Agreement.
In our capacity as special counsel, we have reviewed only the following documents and made no other investigation or inquiry:
(i)A copy of the executed SPA;
(ii)A copy of the executed Pre-funded Warrant Agreement;
(iii)A copy of the executed Unregistered Warrant Agreement;
(iv)A copy of each of the executed Placement Agent Warrant Agreements;
(v)A copy of the Wainwright Agreement;
(vi)A copy of the executed Secretary’s Certificate, dated as of even date herewith, made by Tony Isaac, an individual, solely in his capacity as the Secretary (the “Secretary”) of the Issuer (the “Secretary’s Certificate”);
(vii)A copy of the Articles of Incorporation of the Issuer, as amended or otherwise modified from time to time, as certified by the Secretary in the Secretary’s Certificate;
(viii)A copy of the Bylaws of the Issuer, as amended or otherwise modified from time to time, as certified by the Secretary in the Secretary’s Certificate;
(ix)A copy of the executed Written Consent of the Board of Directors of the Issuer, dated as of August 21, 2023 (the “Consent”), as certified by the Secretary in the Secretary’s Certificate;
(x)A copy of the Certificate of Existence of the Issuer, issued by the Secretary of State of the State of Nevada on August 21, 2023 (the “Issuer Certificate of Existence”), attached hereto as Exhibit “A-1”;
(xi)A copy of the certification of good standing of Soin Therapeutics LLC, issued by the Secretary of State of the State of Delaware on August 21, 2023 (the “Soin Delaware Certificate”), attached hereto as Exhibit “A-2”;
(xii)A copy of the executed Fact Certificate of the Issuer, attached hereto as Exhibit “B”; and
(xiii)Copies of the Registration Statement, the Base Prospectus, and the Prospectus Supplement.
Each of the documents listed in (i), (ii), and (iii) constitutes a “Transaction Document.” The documents listed in (vii) and (viii) are each, a “Constituent Document” and collectively, are the “Constituent Documents.” For purposes of this letter, we have not reviewed any documents other
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The Purchaser of Securities
Pursuant to the Securities Purchase Agreement
and named therein and
H.C. Wainwright & Co., LLC
August 22, 2023

than the documents listed and/or referenced in (i) through and including (xiii), above. In particular, we have not conducted any independent investigation beyond our review of the documents listed and/or referenced in (i) through and including (xiii), above, and we have not reviewed any document (other than the documents listed in and/or referenced in (i) through and including (xiii), above) that is referred to or incorporated by reference into the documents reviewed by us.
In making such examinations and rendering the opinions set forth below, we have made and relied upon, without independently investigating or verifying (and we make no representation as to the sufficiency of any inquiry or investigation we have made for the purposes of rendering the opinions set forth below), the following assumptions, which, to our knowledge, we have no reason to believe that any such assumption is untrue:
(a)    each party to a Transaction Document (other than the Issuer) has satisfied those legal requirements that are applicable to it to the extent necessary to make the applicable Transaction Document enforceable against it;
(b)    each party to a Transaction Document (other than the Issuer) has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the applicable Transaction Document against such party;
(c)    each individual signer executing a Transaction Document (i) has the legal capacity to execute and deliver the applicable Transaction Document and (ii) in his/her capacity as an officer or other representative has been duly elected and/or appointed and is currently serving as such officer or other representative (other than the Issuer);
(d)    each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;
(e)    each public authority document that we have reviewed as specified herein is accurate, complete, and authentic and all official public records that we have reviewed as specified herein (including their proper filing) are accurate and complete;
(f)    there has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence in connection with the execution, delivery and/or performance of any Transaction Document;
(g)    the conduct of each party to a Transaction Document is in compliance with any requirement of good faith, fair dealing, and conscionability;
(h)    each of the parties to each applicable Transaction Document, their respective employees and agents have acted in good faith and without notice of (i) any defense against the enforcement of any rights created by, or adverse claim to, the applicable Transaction Document or (ii) any agreement, or court or administrative order, writ, judgment, or decree that would be violated by entering into the transactions contemplated by the applicable Transaction Document or by the execution, delivery, and/or performance of the applicable Transaction Document (other than the Issuer);
JanOne opinion for Wainwright closing August 2023.final    clarkhill.com

The Purchaser of Securities
Pursuant to the Securities Purchase Agreement
and named therein and
H.C. Wainwright & Co., LLC
August 22, 2023

(i)    there are no additional agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement, or qualify the terms of each applicable Transaction Document;
(j)    the constitutionality or validity of a relevant statute, rule, regulation, or agency action is not in issue, unless a reported decision in the State of New York or the State of Nevada has specifically addressed, but not resolved, or established, its unconstitutionality or invalidity;
(k)    the information contained in certificates of governmental officials is current through the date hereof notwithstanding any date contained therein; and
(l)    any remedies under each applicable Transaction Document will be exercised in a commercially reasonable manner.
The opinions herein are subject to the following limitations and qualifications:
(1)    This letter is subject to the effect of bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, receivership, moratorium, and other similar laws affecting the rights and remedies of creditors generally.
(2)    This letter is subject to the effect of general principles of equity, whether applied by a court of law or equity.
(3)    As to the accuracy of various factual matters material to the opinions expressed in this letter, in addition to the certificates and documents described above, we have relied upon the representations, warranties, and certifications of the parties to each applicable Transaction Document as contained in each applicable Transaction Document and the certifications of the Authorized Officer as contained in the Secretary’s Certificate and the Fact Certificate.
(4)    As special counsel to the Issuer, we are only engaged to render substantive attention to the specific matters described in this letter and we express no opinion on any other matter on which we have not been engaged to render substantive legal advice by the Issuer.
(5)    We express no opinion with respect to any matter involving financial information or relating to compliance with financial covenants or financial requirements.
(6)    To the extent the laws of the State of New York and/or the State of Nevada apply any of the following rules to one or more of the provisions of a Transaction Document, the opinion expressed in paragraph 4 of this letter is subject to the effect of generally applicable rules of law that:
(a)    limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence, and reasonableness;
(b)    limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct, or unlawful conduct;
JanOne opinion for Wainwright closing August 2023.final    clarkhill.com

The Purchaser of Securities
Pursuant to the Securities Purchase Agreement
and named therein and
H.C. Wainwright & Co., LLC
August 22, 2023

(c)    may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;
(d)    govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs;
(e)    may, in the absence of a waiver or consent, discharge a guarantor to the extent that (1) action by a creditor impairs the value of collateral securing guaranteed debt to the detriment of the guarantor or (2) guaranteed debt is materially modified; and
(f)    may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless (1) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or (2) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.
Whenever a statement in this letter is qualified by “to our knowledge”, it is intended to indicate that during the course of our representation of the Issuer no information that would give us actual knowledge of the inaccuracy of such statement has come to the attention of Randolf W. Katz, Esq. and Stephanie R. Hager, Esq., attorneys of this Firm who have rendered substantive legal services to the Issuer in connection with the execution and delivery by the Issuer of each Transaction Document and the transactions contemplated therein. However, we have not undertaken any independent investigation or a search of our Firm’s files and records to determine the accuracy of such statements; any limited inquiry undertaken by us during the preparation of this letter should not be regarded as such investigation; and no inference as to our knowledge of any matters bearing on the accuracy of such statements should be drawn from the fact of our representation of the Issuer.
The law covered by this letter is limited to the federal laws of the United States of America, the laws of the State of New York and the laws of the State of Nevada (excluding the statutes and ordinances, the judicial and administrative decisions, and the rules and regulations of counties, towns, municipalities, and special political subdivisions or the effect thereof). However, we express no opinion on the law that may be applied in any lawsuit or other legal action under either Transaction Document or the transactions contemplated thereby in any court of competent jurisdiction, including the application by such court of the choice of law rules of the jurisdiction in which such court is sitting. We are not opining on specialized laws that are not customarily covered in opinion letters with respect to transactions of the kind contemplated by each Transaction Document, such as tax, insolvency, antitrust, foreign investment, fraudulent transfer and conveyance, pension, employee benefits, environmental, intellectual property, banking regulation, insurance, utilities, racketeering, criminal, civil forfeiture, anti-money laundering, anti-terrorism, labor, health and safety, and securities laws.
Based upon and subject to the foregoing, we are of the opinion that:
1.    The Issuer is a corporation validly existing and in good standing under the laws of the State of Nevada. The Issuer has all requisite power and authority, and all material governmental
JanOne opinion for Wainwright closing August 2023.final    clarkhill.com

The Purchaser of Securities
Pursuant to the Securities Purchase Agreement
and named therein and
H.C. Wainwright & Co., LLC
August 22, 2023

licenses, authorizations, consents, and approvals that are required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted (all as described in the Issuer’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022 and subsequent SEC Reports). The Issuer is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify could have a Material Adverse Effect on the Issuer.
2.    The following sole material subsidiary of the Issuer (the “Subsidiary”) is a limited liability company, validly existing and in good standing under the laws of the State of Delaware: Soin Therapeutics LLC.
3.    The Issuer has all requisite power and authority (i) to execute, deliver, and perform each Transaction Document, (ii) to issue, sell, and deliver the shares of SPA Stock and the Pre-funded Warrants pursuant to the SPA, (iii) to issue, sell, and deliver the Pre-funded Warrant Shares, (iv) to issue, sell, and deliver the Unregistered Warrants, (v) to issue, sell, and deliver the Unregistered Warrant Shares, and (iv) to carry out and perform its obligations under, and to consummate the transactions contemplated by, each Transaction Document.
4.    All action on the part of the Issuer, its directors, and its stockholders necessary for (i) the authorization, execution, and delivery by the Issuer of each Transaction Document, (ii) the authorization, issuance, sale, and delivery of the shares of SPA Stock, the Pre-funded Warrants, and the Unregistered Warrants, (iii) upon exercise of the Pre-funded Warrants and the Unregistered Warrants, the authorization, issuance, sale, and delivery of the Pre-funded Warrant Shares and the Unregistered Warrant Shares, and (iv) the consummation by the Issuer of the transactions contemplated by the applicable Transaction Document has been duly taken. Each Transaction Document has been duly and validly executed and delivered by the Issuer and constitutes the legal, valid, and binding obligation of the Issuer, enforceable against the Issuer in accordance with their respective terms, except that (a) such enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.
5.    After giving effect to the transactions contemplated by the SPA, and immediately after the Closing, the authorized capital stock of the Issuer will consist of: an aggregate of (i) 200,000,000 shares of Common Stock, par value $0.001 per share, of which 3,768,878 shares are outstanding, (ii) 700,000 shares of Common Stock are reserved for issuance pursuant to the Issuer’s stock option plans, (iii) 111,111 shares and 33,363 shares of Common Stock, respectively, are issuable and reserved for issuance pursuant to outstanding stock options and outstanding common stock purchase warrants exercisable for Common Stock, and (iv) 2,000,000 shares of the Issuer’s preferred stock, par value $0.001 per share, of which 209,706 shares of Series A-1 Convertible Preferred Stock and 100,000 shares of Series S Convertible Preferred Stock are issued and outstanding, respectively. All presently issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights, and have been issued in compliance with applicable securities laws and regulations. The shares of SPA Stock, the Pre-funded Warrants, and the Unregistered Warrants that are being sold and issued on the date hereof pursuant to the SPA have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights, and have been issued in
JanOne opinion for Wainwright closing August 2023.final    clarkhill.com

The Purchaser of Securities
Pursuant to the Securities Purchase Agreement
and named therein and
H.C. Wainwright & Co., LLC
August 22, 2023

compliance with applicable securities laws, rules, and regulations. To our knowledge, except for rights described hereinabove and except for the Pre-funded Warrants and the Unregistered Warrants, there are no other options, warrants, conversion privileges, or other rights presently outstanding to purchase or otherwise acquire from the Issuer any capital stock or other securities of the Issuer, or any other agreements to issue any such securities or rights. The rights, privileges, and preferences of the Common Stock are as stated in in Exhibit 4.1 to the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on April 17, 2023.
6.    The Registration Statement filed with the Commission, No. 333-251645, which registers the sale of the shares of SPA Stock, the Pre-funded Warrants, and the Pre-funded Warrant Shares to the Purchaser, is currently effective. The Registration Statement and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates complied, and complies as of the date hereof, as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.
7.    To our knowledge, the Issuer has filed all reports (the “SEC Reports”) required to be filed by it under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective filing dates, the SEC Reports complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.
8.    The execution, delivery, and performance by the Issuer of, and the compliance by the Issuer with the terms of, each Transaction Document and the issuance, sale, and delivery of the shares of SPA Stock, the Pre-funded Warrants, and the Unregistered Warrants pursuant to the SPA do not (a) conflict with or result in a violation of any provision of law, rule, or regulation or any rule or regulation of any Trading Market applicable to the Issuer or its Subsidiary or of the Articles of Incorporation or bylaws or other similar organizational documents of the Issuer or its Subsidiary, (b) conflict with, result in a breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement, instrument, order, writ, judgment, or decree known to us to which the Issuer or its Subsidiary is a party or is subject, or (c) result in the creation or imposition of any lien, claim, or encumbrance on any of the assets or properties of the Issuer or its Subsidiary.
9.    To our knowledge, there is no claim, action, suit, proceeding, arbitration, investigation, or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Issuer or its Subsidiary, or any of its officers, directors, or employees (in connection with the discharge of their respective duties as officers, directors, and employees), of the Issuer or its Subsidiary, or affecting any of its properties or assets.
10.    In connection with the valid execution, delivery, and performance by the Issuer of each Transaction Document, or the offer, sale, issuance, or delivery of the SPA Stock or the Pre-funded Warrants or the Unregistered Warrants or the consummation of the transactions contemplated by each applicable Transaction Document, no consent, license, permit, waiver, approval, or authorization of, or designation, declaration, registration, or filing with, any court, governmental, or regulatory authority, or self-regulatory organization, is required.
JanOne opinion for Wainwright closing August 2023.final    clarkhill.com

The Purchaser of Securities
Pursuant to the Securities Purchase Agreement
and named therein and
H.C. Wainwright & Co., LLC
August 22, 2023

11.    The Issuer is not, and after the consummation of the transactions contemplated by each Transaction Document shall not be, an Investment Company within the meaning of the Investment Company Act of 1940, as amended.
12.    Assuming the due performance by the Issuer and the Purchaser of the covenants and agreements set forth in the SPA and the Unregistered Warrant Agreement and the validity of the representations and warranties of the Purchaser contained therein, and compliance with applicable federal and state securities laws and regulations in connection with the offer, sale, issuance, or delivery of the Unregistered Warrants, based on current interpretations by the Staff of the Securities and Exchange Commission it is not necessary in connection therewith to register the Unregistered Warrants or the Unregistered Warrant Shares under the 1933 Act, it being understood that no opinion is being expressed as to any resale of any of the Unregistered Warrant Shares.
13.    No consent, approval, authorization, or other action by, and no notice to or filing with, any Federal governmental authority or regulatory body pursuant to any Federal statute that we, based on our experience, recognize as applicable to the Issuer in a transaction as contemplated by the SPA and the Unregistered Warrant Agreement in respect of the offer, sale, issuance, or delivery of the Unregistered Warrants and the Unregistered Warran Shares (other than filings and other actions required pursuant to Federal and state securities or blue sky laws) is required for the due execution, delivery, and consummation by the Issuer of its obligations under the SPA and the Unregistered Warrant Agreement.
This letter deals only with the specific legal issues it explicitly addresses. Accordingly, an express opinion concerning a particular legal issue does not address any other matter. In addition, we express no opinion on any matter that is affected by any actual fact or circumstance inconsistent with or contrary to (a) any assumptions set forth in this letter or (b) the statements contained in any document referred to herein or therein as one on which we have relied, except for any such assumption, fact or circumstances known by us to be untrue. The opinions set forth in this letter are based on the facts in existence and laws in effect on the date of this letter, and we have no obligation to advise you of changes of law or fact that occur after the date hereof, even though the change may affect the legal analysis, a legal conclusion, or an informational confirmation contained herein. This letter is an opinion of counsel only and is not, nor may it be interpreted as or deemed to be, a warranty or guaranty of any Transaction Document and/or the transactions contemplated therein, in each case as referenced herein.
The opinions expressed in this letter are solely for the benefit of the Purchaser and the Placement Agent and the counter-party to the Transaction Documents in connection with each Transaction Document. This letter is not to be used, circulated, quoted, or otherwise referred to other than in connection with the transactions contemplated by each Transaction Document and, except as set forth below, may not be relied on by you for any other purpose and it may not be relied on by any other person for any purpose; provided that copies of this letter may be shown (i) to your independent auditors and attorneys, (ii) to regulatory agencies having supervisory authority over you, for purposes of confirming the existence of this letter, and (iii) in response to a court order or other applicable legal process.
We bring to your attention that our legal opinion is an expression of professional judgment and not a guarantee of result.
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The Purchaser of Securities
Pursuant to the Securities Purchase Agreement
and named therein and
H.C. Wainwright & Co., LLC
August 22, 2023

Very truly yours,
Clark Hill LLP
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